Exhibit 99.5
Dear Employees:
I want you to be among the first to learn of an important announcement we are making this morning. Today Superior Energy signed a definitive agreement with Complete Production Services, based in Houston, TX, for the purpose of merging our two companies and more than doubling our size.
The details of the transaction are in the attached press release and I wanted to personally let you know what an exciting development this is for our company.
I hope to have the opportunity to visit with many of you over the next few days, and I plan to make additional comments via video which you will be able to access on our company intranet. I encourage you to watch the video to learn more.
This transaction is expected to close around the end of the year, and we will work to keep you informed along the way. Until that time, we are still competitors and we need to compete vigorously on a daily basis. Also, please continue to focus on preserving a safe workplace for all and delivering superior service to our customers.
Thank you for your service and continued commitment to Superior.
Dave Dunlap